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                                                                Exhibit 3.1(iii)
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NATIONAL EQUIPMENT SERVICES, INC.

                                   * * * * *

                   Adopted in accordance with the provisions
                 of Section 242 of the General Corporation Law
                            of the State of Delaware

                                   * * * * *

     Kevin Rodgers, being the President and Chief Executive Officer of National Equipment Services, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Part A of Article Four in its entirety and substituting in lieu thereof a new Part A of Article Four to read as follows:

                                  ARTICLE FOUR

                           Part A.  Authorized Shares

     The total number of shares of capital stock which the Corporation has authority to issue is 200,000 shares, consisting of:

     (1) 50,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common"); and

     (2) 150,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common").

     The Class A Common and Class B Common and any other common stock issued hereafter are referred to collectively as the "Common Stock." The shares of Common Stock shall have the rights, preferences and limitation set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article FOUR are defined in Part C.

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     SECOND: That the Board of Directors of the Corporation approved the foregoing
amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

     THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

                                   * * * * *


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     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 28th day of October, 1997.

                                NATIONAL EQUIPMENT SERVICES, INC.,
                                a Delaware corporation


                                By: /S/ KEVIN RODGERS
                                    -----------------
                                    Kevin Rodgers
                                    President and Chief Executive Officer